Ohr Pharmaceutical, Inc. S-4

Exhibit 10.16

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. These securities have been acquired for investment and not with a view to distribution, and may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for such securities under the Securities Act of 1933, as amended, or an opinion of counsel delivered to the Company that registration is not required under such Act.

NeuBase Therapeutics, Inc.

WARRANT CERTIFICATE

Dated as of December 17, 2018

Warrant to Purchase Equity Interest

Section 1.          Grant of Warrant. NeuBase Therapeutics, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, CARNEGIE MELLON UNIVERSITY (“Carnegie Mellon”) is entitled to purchase, at an aggregate exercise price of $10.00 (the “Exercise Price”) for all Shares evidenced by this Warrant, during the Exercise Period (defined below) up to that number of Shares (as that term is defined in the License (as defined herein)) of the Company (“Equity Interest”) subject to adjustment as herein provided (as so adjusted from time to time, the “Warrant Shares”) that would constitute, when issued and when added to the Shares issued to Carnegie Mellon on December 17, 2018 pursuant to Section 4.1 of the License (as defined in Section 3(b)), eight and two tenths percent (8.2%) of the outstanding Shares of the Company on a fully-diluted basis, that is, treating as outstanding for this purpose all Shares issuable upon exercise or conversion of outstanding warrant, options, purchase rights or convertible securities (whether or not exercisable or convertible as of the date hereof), and treating as Equity Interest for this purpose all equity securities of any series or class, all subject to the terms and conditions set forth herein. Warrant Shares issued to Carnegie Mellon pursuant to this Warrant Certificate shall be of the same class of Shares as those Shares issued to Carnegie Mellon pursuant to Section 4.1 of the License.

Section 2.          Registration. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose, in the name of the record holder of this Warrant from time to time. The Company may deem and treat the registered holder of each Warrant as the absolute owner thereof for the purpose of any exercise thereof or any distribution to the holder thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

Section 3.          Registration of Transfers and Exchanges.

(a)           General. The Company shall register the transfer of any Warrant upon records to be maintained by the Company for that purpose, upon surrender of this Warrant Certificate, with the Form of Assignment attached hereto duly filled in and signed, to the Company at the office specified in or pursuant to Section 4(c). Upon any such registration of transfer, a new Warrant Certificate, in substantially the form of this Warrant Certificate, evidencing the Warrant so transferred shall be issued to the transferee and a new Warrant Certificate, in similar form, evidencing the remaining Warrant not so transferred, if any, shall be issued to the then registered holder thereof.

(b)          Warrant Exchangeable for Different Denominations. This Warrant Certificate is exchangeable, upon the surrender hereof by the holder hereof at the office of the Company specified in or pursuant to Section 4(c), for new Warrant Certificates, in substantially the form of this Warrant Certificate, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder, each of such new Warrant Certificates to be dated the date of such exchange and to represent the right to purchase such number of Warrant Shares as shall be designated by said holder hereof at the time of such surrender.

Section 4.          Duration and Exercise of Warrant.

(a)           Duration. Warrant shall be exercisable by the registered holder thereof on any business day before 5:00 P.M., Pittsburgh time, on the last day of the Exercise Period (the “Expiration Date”). At 5:00 P.M., Pittsburgh time, on the Expiration Date, each Warrant not exercised prior thereto shall expire and be and become void and of no value and all rights under this Warrant Certificate, other than the rights granted with respect to Warrant Shares pursuant to Section 11, shall cease as of such time.

(b)           Exercise. Subject to the provisions of this Warrant Certificate, the holder of each Warrant on or prior to the Expiration Date shall have the right to purchase from the Company (and the Company shall be obligated to issue and sell to such holder) at the Exercise Price the number of fully paid and non-assessable Warrant Shares up to the maximum amount described in Section 1 of this Warrant Certificate. The Warrant represented hereby is being issued to Carnegie Mellon in connection with a License Agreement dated as of December 17, 2018 (as it may be amended from time to time, the “License”) between Carnegie Mellon, as licensor, and the Company, as licensee. The Warrant shall be exercisable upon the earlier of (i) the day that Licensee’s cumulative capital funding and/or receipt of cumulative Revenuesequals the sum of Two Million Dollars (U.S. $2,000,000) or (ii) 30 days prior to any Qualified Sale (as defined in the License) or any other merger, consolidation, reorganization, combination or similar transaction in which the Owners of the Company immediately before such transaction do not continue to control at least a majority of the voting interests in the Company after such transaction. The Warrant shall continue to be exercisable for a period of 30 days following the occurrence of the applicable triggering event described in the immediately preceding sentence (the “Exercise Period”). This Warrant shall be automatically exercised in full, to the extent not previously exercised, upon the date of the consummation of a Qualified IPO (as such term is defined in the License), and the Company thereupon shall issue to the holder the Warrant Shares upon surrender of the certificates representing the Warrant and payment of the Exercise Price, and thereafter all rights under this Warrant Certificate, other than the rights granted with respect to Warrant Shares pursuant to Section 11, shall cease as of such time.

(c)           Manner of Exercise. Upon surrender of this Warrant Certificate, with the Form of Election to Purchase attached hereto duly filled in and signed, to the Company at its office at 2730 Sidney Street, Ste 300, Pittsburgh, PA 15203, or at such other address as the Company may specify in writing to the then registered holder of the Warrant, and upon payment of the Exercise Price, all as specified by the holder of this Warrant Certificate in the Form of Election to Purchase, the Company shall promptly issue and cause to be delivered to or upon the written order of the registered holder of such Warrant, and in such name or names as such registered holder may designate, a certificate for the Warrant Shares issued upon such exercise of such Warrant. Any person or entity so designated to be named therein shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of such Warrant. The “Date of Exercise” of any Warrant means the date on which the Company shall have received (i) this Warrant Certificate, with the Form of Election to Purchase attached hereto appropriately filled in and duly signed, and (ii) payment of the Exercise Price for such Warrant.

(d)           Partial Exercise. The Warrant evidenced by this Warrant Certificate shall be exercisable during the Exercise Period, either as an entirety or for part only of the number of Warrant Shares evidenced by this Warrant Certificate. If less than all of the Warrant Shares evidenced by this Warrant Certificate are exercised at any time during the Exercise Period, the Company shall issue, at its expense, a new Warrant Certificate, in substantially the form of this Warrant Certificate, for the remaining number of Warrant Shares evidenced by this Warrant Certificate.

Section 5.           Payment of Taxes. The Company will pay all taxes attributable to the issuance of the Warrant and the Warrant Shares; provided, however, that the Company shall not be required to pay any tax in respect of the transfer of the Warrant, or the issuance or delivery of certificates for Warrant Shares or other securities in respect of the Warrant Shares upon the exercise of the Warrant, to a person or entity other than a then existing registered holder of the Warrant or an Affiliate of such registered holder. An “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.

Section 6.           Mutilated or Missing Warrant Certificate. If this Warrant Certificate shall be mutilated, lost, stolen or destroyed, upon request by the registered holder of the Warrant the Company will issue, in exchange for and upon cancellation of the mutilated Warrant Certificate, or in substitution for the lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate, in substantially the form of this Warrant Certificate, of like tenor and representing the equivalent number of Warrant Shares, but, in the case of loss, theft or destruction, only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of this Warrant Certificate and, if requested by the Company, indemnity also satisfactory to it.

Section 7.           Reservation, Listing and Issuance of Warrant Shares.

(a)           General. Until the Expiration Date, the Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrant, the number of shares of Warrant Shares deliverable upon exercise of the Warrant. The Company will, at its expense, use its best efforts to cause such Warrant Shares to be listed (subject to issuance or notice of issuance of Warrant Shares) on all stock exchanges on which the Equity Interest is listed not later than the first anniversary of the License.

(b)           Status of Warrant Shares. The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant Certificate, be (i) duly authorized, fully paid and non-assessable, and (ii) free from all taxes with respect to the issuance thereof and from all liens, charges and security interests, in each case created by the Company.

Section 8.          Certain Adjustments.

(a)           Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company (i) consolidates with or merges into any other corporation and is not the continuing or surviving corporation of such consolidation or merger, or (ii) permits any other corporation to consolidate with or merge into the Company and the Company is the continuing or surviving corporation but, in connection with such consolidation or merger, the Equity Interest is changed into or exchanged for stock or other securities of any other corporation or cash or any other assets, or (iii) transfers all or substantially all of its properties and assets to any other corporation, or (iv) effects a capital reorganization or reclassification of the capital stock of the Company in such a way that holders of Equity Interest shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Equity Interest, then, and in each such case, proper provision shall be made so that, upon the basis and upon the terms and in the manner provided in this subsection (a), the holder of this Warrant Certificate, upon the exercise of the Warrant at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, shall be entitled to receive (at the aggregate Exercise Price in effect for all Shares issuable upon such exercise immediately prior to such consummation as adjusted to the time of such transaction), in lieu of Shares issuable upon such exercise prior to such consummation, the stock and other securities, cash and assets to which such holder would have been entitled upon such consummation if such holder had so exercised such Warrant immediately prior thereto (subject to adjustments subsequent to such corporate action as nearly equivalent as possible to the adjustments provided for in this Section 8).

(b)           Notices. In case at any time:

(A)       the Company shall declare any cash dividend on its Equity Interest;

(B)       the Company shall pay any dividend payable in stock upon its Equity Interest or make any distribution (other than regular cash dividends) to the holders of its Equity Interest;

(C)       the Company shall offer for subscription pro rata to the holders of its Equity Interest any additional shares of stock of any class or other rights;

(D)       the Company shall authorize the distribution to all holders of its Equity Interest of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of earnings or earned surplus or dividends payable in Equity Interest);

(E)       there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation (other than a subsidiary of the Company in which the Company is the surviving or continuing corporation and no change occurs in the Company’s Equity Interest), or sale of all or substantially all of its assets to, another corporation; or

(F)       there shall be a voluntary or involuntary dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, or winding up of the Company then, in any one or more of said cases, the Company shall give written notice, addressed to the holder of this Warrant Certificate at the address of such holder as shown on the books of the Company, of (1) the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (2) the date (or, if not then known, a reasonable approximation thereof by the Company) on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up or other action, as the case may be, shall take place. Such notice shall also specify (or, if not then known, reasonably approximate) the date as of which the holders of Equity Interest of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Equity Interest for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up, or other action, as the case may be. Such written notice shall be given at least twenty days prior to the action in question and not less than twenty days prior to the record date or the date on which the Company’s transfer books are closed in respect thereto.

(c)           Certain Events. If any event occurs as to which the other provisions of this Section 8 are not strictly applicable but the lack of any adjustment would not fairly protect the purchase rights of the holder of this Warrant Certificate in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the purchase rights of the holder of this Warrant Certificate in accordance with the basic intent and principles of such provisions, then at the request of the holder the Company shall appoint a firm of independent certified public accountants of recognized national standing reasonably satisfactory to the holder, which shall give their opinion upon the adjustment, if any, on a basis consistent with the basic intent and principles established in the other provisions of this Section 8, necessary to preserve, without dilution, the exercise rights of the registered holder of this Warrant Certificate. Upon receipt of such opinion, the Company shall forthwith make the adjustments described therein.

Section 9.          No Rights as a Stockholder. No holder of this Warrant Certificate, as such, shall be entitled to vote or be deemed the holder of Equity Interest or any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant Certificate, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise, until the Date of Exercise of Warrant shall have occurred.

Section 10.        Fractional Warrant and Fractional Warrant Shares.

(a)           Fractional Warrant. The Company shall not be required to issue fractions of Warrant or to distribute any Warrant Certificate which evidences a fractional Warrant, nor shall the Company be required to make any cash adjustment in respect of a fractional interest in a Warrant, but any person or entity entitled to a fractional interest in a Warrant may elect, during such period of time (not less than 20 or more than 90 days from the date such person or entity first becomes entitled to such fractional interest in a Warrant) as the Company shall determine, to purchase the additional fractional interest required to make up a full Warrant or to sell the fractional interest to which such person or entity is entitled. Such election shall be made on a form to be provided for such purpose by the Company. If such election is not made in the time prescribed by the Company, the fractional interest to which such person or entity is entitled shall be sold to a third party or retained as a treasury share. Upon any sale the Company shall promptly deliver to the holder of such fractional interest the proportional amount of the proceeds of such sale attributable to such holder’s fractional interest. Such purchase or sale shall be effected in the manner set forth in subsection (c) of this Section 10 by the Company, acting as agent for the person or entity entitled to such fractional interest. For purposes of subsection (c) of this Section 10, the purchase or sale price of a fractional interest of a Warrant shall be the purchase or sale price for the Equity Interest that would, except for the provisions of this Section, be issuable upon the exercise of such fractional interest.

(b)           Fractional Warrant Shares. The Company shall not be required to issue fractions of Warrant Shares upon exercise of the Warrant or to distribute certificates which evidence fractional Warrant Shares, nor shall the Company be required to make any cash adjustment in respect of a fractional interest in a Warrant Share, but any person or entity entitled to a fraction of a Warrant Share upon exercise of any Warrant may elect, during such period of time (not less than 20 or more than 90 days from the date such person or entity first becomes entitled to such fractional interest in a Warrant Share) as the Company shall determine, to purchase the additional fractional interest required to make up a full Warrant Share or to sell the fractional interest to which such person or entity is entitled. Such election shall be made on a form to be provided for such purpose by the Company. If such election is not made within the time prescribed by the Company, the fractional interest to which such person or entity is entitled will be sold to a third party or retained as a treasury share. Upon any sale the Company shall promptly deliver to the holder of such fractional interest the proportional amount of the proceeds of such sale attributable to such holder’s fractional interest. Such purchase or sale shall be effected in the manner set forth in subsection (c) of this Section 10 by the Company, acting as agent for the person or entity entitled to such fractional interest.

(c)           Certain Procedures Applicable to Purchase and Sale of Fractional Interests. The Company shall bill each person or entity entitled to a fractional interest in the Warrant or Warrant Shares for the cost of any additional fractional interest purchased by the Company as agent for such person or entity or shall remit to such person or entity the proceeds of the sale of any fractional interest sold by it as such agent. In the case of a purchase, the Company may sell the Warrant or Warrant Share to which such person or entity is entitled if payment is not received by the Company within 30 days after the mailing of such bill and, after deducting the amount of such bill and other appropriate charges, shall remit the balance, if any, to such person or entity. Fractional interests shall be non-transferable except by or to the Company acting as herein authorized. The Company may purchase or sell a fractional interest for an amount equal to the current value of such fractional interest computed on the basis of the market price of the Equity Interest on the Date of Exercise of the related Warrant. Purchases and sales of fractional interests by the Company may, in its sole discretion, be set off one against the other on the basis of the market price on the date of setoff.

Section 11.        Registration of Warrant and Warrant Shares.

(a)           No Registration under Securities Act. Neither the Warrant nor the Warrant Shares have been registered under the Securities Act of 1933, as amended (such Act, or any similar Federal statute then in effect, being the “Act”). The Warrant Shares will be marked with a legend similar to the one appearing on the Warrant Certificate. The holder of this Warrant Certificate, by acceptance hereof, represents that it is acquiring the Warrant to be issued to it for its own account and not with a view to the distribution thereof, and agrees not to sell, transfer, pledge or hypothecate any Warrant or any Warrant Shares unless a registration statement is effective for such Warrant or Warrant Shares under the Act or in the opinion of such holder’s counsel (a copy of which opinion shall be delivered to the Company) such transaction is exempt from the registration requirements of the Act.

(b)           Compliance; Financial Information. The Company will use its best efforts to comply with the reporting requirements of Section 13 and 15(d) of the Securities Exchange Act of 1934 (whether or not it shall be required to do so pursuant to such Sections) and will use its best efforts to comply with all other public information reporting requirements of the Securities and Exchange Commission (such Commission or any successor to any or all of its functions being the “Commission”) (including, without limitation, Rule 144 promulgated by the Commission under the Act) from time to time in effect and relating to the availability of an exemption from the Act for sale of restricted securities. The Company shall furnish to Carnegie Mellon financial statements and reports relating to the Company as soon as reasonably practicable following each fiscal quarter and year until such time as the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934. The Company will cooperate with the holder of this Warrant Certificate and with each holder of any Warrant Shares in supplying such information as may be necessary for any such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Act for the sale of restricted securities.

(c)           “Piggyback” Registration. Whenever the Company proposes to file under the Act a registration statement relating to a public offering of its Equity Interest that includes Shares held by stockholders of the Company (other than a registration statement required to be filed in respect of employee benefit plans of the Company on Form S-8 or any similar form from time to time in effect or pursuant to subsection (d) of this Section 11), the Company shall at least fifteen days prior to such filing give effective written notice of such proposed filing to the registered holder of each Warrant or Warrant Share. Upon receipt by the Company not more than fifteen days after such effective notice of a written request or written requests from one or more of such holders for registration of Warrant Shares, the Company shall include in such offering a pro rata portion of the Warrant Shares as to which such holder or holders request such inclusion, on terms and conditions comparable to those of the securities offered on behalf of the Company and the other stockholders whose shares are included in such registration.

(d)           Other Provisions Relating to Registration Rights. In connection with any registration pursuant to this Section 11:

(i)         Duration of Effectiveness of the Registration Statement. The Company shall not be required to maintain the effectiveness of any registration statement under subsection (c) of this Section 11 for a period in excess of six months or, in the case of any registration statement under subsection (c) of this Section 110 filed on a Form S-3 Registration Statement under the Act, for a period in excess of twelve months, or in the case of an underwritten offering, such longer period as may be required by the Act to enable the underwriters to complete such offering.

(ii)        Certain Documents to be Provided by the Company. The Company will furnish to each holder of a Warrant or Warrant Shares (A) at least seven days prior to the filing thereof with the Commission, a copy of the registration statement in the form in which the Company proposes to file the same with the Commission and, not later than the effective date thereof, a copy of any and all amendments to such registration statement, (B) within five days of the filing thereof with the Commission, a copy of any and all post-effective amendments to such registration statement, and (C) at the request of any such holder, a reasonable number of copies of a preliminary prospectus and a final prospectus (each of which shall, as of their respective dates, comply with Section 10 of the Act and shall not, as of such dates, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make statements therein not misleading) covering the offering and sale by such holders of the Warrant Shares to be covered thereby as aforesaid.

(iii)       Stop Order. The Company will advise each of such holders of the entry of any stop order suspending the effectiveness of such registration statement or of the initiation of any proceeding for that purpose, and, if such stop order should be entered, use its best efforts promptly to cause such stop order to be lifted or removed.

(iv)      Required Amendments and Supplements to the Registration Statement. For such period of time (not exceeding the maximum period of time for which the Company is required to maintain the effectiveness of such registration statement) as any of such holders may be required by law to deliver a prospectus in connection with a sale of any Warrant Shares pursuant to such registration statement, if any event shall occur as a result of which it is necessary to amend or supplement the prospectus forming a part of such registration statement in order to correct an untrue statement of a material fact, or an omission to state a material fact necessary to make statements therein, in the light of the circumstances existing when such prospectus is delivered to a purchaser, not misleading or if it is necessary to amend or supplement such prospectus to comply with any law, the Company will forthwith prepare and furnish to each of such holders a reasonable number of amended or supplemented prospectuses so that statements in the prospectuses as so amended or supplemented will not, in the light of the circumstances then existing, be misleading, or so that such prospectuses will comply with law.

(v)       Blue Sky Compliance. The Company will use its reasonable best efforts to quality, file or register the Warrant Shares being registered under the securities laws of such states of the United States of America as may be reasonably designated by the holders of Warrant or Warrant Shares and to obtain the consent, authorization or approval of any governmental agency (other than any such consent, authorization or approval required under any statute or regulation applicable to any such holders and not applicable to investors generally) required in connection with the issuance of the Warrant Shares being registered or in order that such holders may publicly sell the Warrant Shares covered by such registration statement.

(vi)      Expenses. All fees, disbursements and expenses incurred by the Company in connection with the registration pursuant to subsection (c) of this Section 11, and all reasonable fees and disbursements of one counsel for the holders of a Warrant or Warrant Shares, shall be borne by the Company, including, without limitation, all registration and filing fees, all costs of preparation and printing (in such quantities as the holders of a Warrant or Warrant Shares may reasonably request) of any registration statement and related prospectus and any amendments or supplements thereto, all fees and disbursements of counsel for the Company, the expenses of complying with applicable securities or blue sky laws, and all costs in connection with the preparation and delivery of such legal opinions, auditors’ comfort letters or other closing documents as the holders of a Warrant or Warrant Shares shall reasonably request.

(vii)     Indemnity. The Company will indemnify and hold harmless each holder of a Warrant or Warrant Shares and any underwriter (as defined in the Act) for such holder and each person or entity, if any, who controls such holder or underwriter within the meaning of the Act, against any losses, claims, damages, liabilities, costs or expenses, joint or several, or actions in respect thereof to which such holder or underwriter or controlling person or entity may become subject under the Act, or otherwise, insofar as such losses, claims, damages, liabilities, costs, expenses or actions in respect thereof arise out of, or are based upon, or are related to, any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which Warrant Shares of or pertaining to such holder were registered under the Act, any preliminary prospectus, amended preliminary prospectus, or final prospectus contained therein, or any amendment or supplement thereto, or arise out of, or are based upon, or are related to, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such holder or underwriter or controlling person or entity for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided that to the extent that any such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said amended preliminary prospectus or said final prospectus or any said amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company in an instrument duly executed by such holder or by any underwriter for such holder specifically for use in the preparation thereof, the Company will not be so liable to such holder or underwriter.

Section 12.        Notices. All notices, requests, demands and other communications relating to this Warrant Certificate shall he in writing, including by telex, telegram or cable, addressed, if to the registered owner hereof, to it at the address furnished by the registered owner to the Company, and if to the Company, to it at 2730 Sidney Street, Ste 300, Pittsburgh, PA 15203, or to such other address as any party shall notify the other party in writing, and shall be effective, in the case of written notice by mail, three days after placement into the mails (first class, postage prepaid), and in the case of notice by facsimile, on the same day as sent.

Section 13.        Binding Effect. This Warrant Certificate shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, and Carnegie Mellon and the registered holder or holders from time to time of the Warrant and the Warrant Shares.

Section 14.        Survival of Rights and Duties. This Warrant Certificate shall terminate and be of no further force and effect on the earlier of 5:00 P.M., Pittsburgh time, on the Expiration Date or the date on which all of the Warrant have been exercised.

Section 15.        Governing Law. This Warrant Certificate shall be construed in accordance with and governed by the laws of the State of Pennsylvania.

(The balance of this page is intentionally left blank).

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed under its corporate seal by its officer(s) thereunto duly authorized as of the date hereof.

NEUBASE THERAPEUTICS, INC.

[CORPORATE SEAL]	By:	/s/ Dietrich Stephan
	Name:	Dietrich Stephan
	Title:	CEO

ATTEST:

By:	/s/ Dietrich Stephan
Name:	Dietrich Stephan
Title:	Secretary